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                                  [Letterhead]


                                        April 26, 1994

Coltec Industries Inc
430 Park Avenue
New York, New York  10022

Gentlemen:

          We have acted as special Pennsylvania counsel to Coltec Industries Inc, a Pennsylvania corporation (the "Company"), in connection with the public offering by certain institutions and individuals (the "Selling Stockholders") of up to 23,211,084 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders and the U.S. Underwriters and the International Underwriters referred to in the Registration Statement (as defined below). This opinion is furnished in connection with the filing by the Company of Amendment No. 1 to Registration Statement No. 33-52777 on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the Shares.

          In connection with the opinion expressed below we have examined the originals or copies otherwise identified to our satisfaction of such public and corporate certificates, documents and records, and have examined such questions of law as, in our judgment, are necessary or appropriate to render the opinions expressed herein. In our examination of the documents referred to in the preceding sentence, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the authority of persons (other than officers of the Company) signing in a representative capacity and the conformity to the originals of such documents submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

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Coltec Industries Inc                  -2-                        April 26, 1994

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Reed Smith Shaw & McClay


NJS:EAB,JR.